EXHIBIT 23.2


                         Glast, Phillips & Murray, P.C.
                          815 Walker Street, Suite 1250
                              Houston, Texas 77002
                                 (713) 237-3135



March  25,  2003
U.S.  Securities  and  Exchange  Commission
Division  of  Corporation  Finance
450  Fifth  Street,  N.W.
Washington,  D.C.  20549
Re:     Global  Links  Corp.  -  Form  S-8
Gentlemen:
     I have acted as counsel to Global Links Corp., a Nevada corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 5,000,000 shares of its common stock ("Incentive Shares"), $0.001 par value per Incentive Share, which are issuable pursuant to the Company's Employee Stock Incentive Plan for Year 2003, as well as the registration of 150,000,000 shares of its common stock ("Stock Shares"), $0.001 par value per Stock Share, which are issuable pursuant to the Company's Non-Employee Directors and Consultants Stock Retainer Plan for the Year 2003. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.
Very  truly  yours,

/s/  Norman  T.  Reynolds

Norman  T.  Reynolds